As filed with the Securities and Exchange Commission on December 6, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL COAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1222	20-2641185
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Ashland Drive
Ashland, Kentucky 41101
(606) 920-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William D. Campbell
Vice President, Treasurer and Secretary
International Coal Group, Inc.
2000 Ashland Drive
Ashland, Kentucky 41101
(606) 920-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies to:

Randi L. Strudler, Esq. Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3939	Kirk A. Davenport II, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒     333-124393
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate Offering
Securities to be Registered	Offering Price(1)(2)	Amount of Registration Fee(3)

Common stock, par value $0.01 per share	$12,650,000	$1,354.00

(1)	Estimated solely for determining the registration fee pursuant to Rule 457(o) promulgated under Securities Act of 1933.

(2)	Includes common stock issuable upon the exercise of the underwriters’ over-allotment option.

(3)	The Registrant previously registered common stock having a proposed maximum aggregate offering price of $324,990,000 on its Registration Statement on Form S-1 (File No. 333-124393), for which a filing fee of $38,351 was paid.
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
International Coal Group, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of the Registrant’s common shares contemplated by the Registration Statement on Form S-1 (File No. 333-124393), as amended (the “Prior Registration Statement”), which was originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 28, 2005 and declared effective by the Commission on December 6, 2005.
The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into, and shall be deemed a part of, this registration statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.
Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.     Exhibits and Financial Statement Schedules.
(a)     Exhibits

Exhibit
no.	Description of exhibit

5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Deloitte & Touche, LLP
23.3	Consent of Marshall Miller & Associates, Inc.
24.1†	Power of Attorney

†	Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-124393) with the Commission on April 24, 2005 and incorporated by reference herein.

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Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ashland, State of Kentucky, on December 6, 2005.

International Coal Group, Inc.

By:	/s/ Bennett K. Hatfield

Name: Bennett K. Hatfield

Title:	President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on December 6, 2005.

Signature	Title	Date

/s/ Bennett K. Hatfield Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2005
/s/ William D. Campbell William D. Campbell	Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 6, 2005
* Wilbur L. Ross, Jr.	Non-Executive Chairman and Director	December 6, 2005
* Jon R. Bauer	Director	December 6, 2005
* Cynthia B. Bezik	Director	December 6, 2005
* William J. Catacosinos	Director	December 6, 2005
* Marcia L. Page	Director	December 6, 2005
* Wendy L. Teramoto	Director	December 6, 2005

   *    The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By:	/s/ William D. Campbell

Name: William D. Campbell

Title:	Vice President, Treasurer and Secretary

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